EXHIBIT 99.2

iNewswire.com LLC

Unaudited Financial Statements

Nine Months Ended September 30, 2022 and 2021

1

iNewswire.com LLC

Balance Sheets (Unaudited)

(in whole dollars)

	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$300,774	$223,480
Investments	14,674	51,930
Other current assets	—	11,369
Total current assets	315,448	286,779
Indefinite-lived intangible assets	768,968	768,968
Total assets	$1,084,416	$1,055,747

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$640,601	$796,258
Accrued expenses	179,740	117,107
Deferred revenue	2,853,752	2,295,737
Notes payable	26,135	29,206
Due to members	3,203	3,203
Total liabilities	3,703,431	3,241,511
Members’ equity (deficit):
Members’ equity (deficit)	(2,619,015)	(2,185,764)
Total members’ equity (deficit)	(2,619,015)	(2,185,764)
Total liabilities and members’ equity (deficit)	$1,084,416	$1,055,747

The accompanying notes are an integral part of these financial statements.

2

iNewswire.com LLC

Statements of Operations (Unaudited)

(in whole dollars)

	For the Nine Months Ended September 30,
	2022	2021

Revenues:
Single press release distribution	$5,738,614	$4,936,459
Value pack press release distribution	2,041,303	1,109,315
Media advantage plan	1,378,172	786,529
Total revenues	9,158,089	6,832,303
Cost of revenues	1,871,195	1,945,401
Gross margin	7,286,894	4,886,902
Operating costs and expenses:
General and administrative	3,545,445	1,959,277
Sales and marketing	2,623,389	1,766,408
Product development	1,176,536	522,417
Total operating costs and expenses	7,345,370	4,248,102
Operating income	(58,476)	638,800
Other income, net:
Investment income (expense)	(37,256)	215,680
Loan forgiveness income	—	174,500
Other income (expense), net	8	(40,147)
Total other income (expense), net	(37,248)	350,033
Income (loss) before income taxes	(95,724)	988,833
Income tax expense	22,575	22,500
Net income (loss)	$(118,299)	$966,333

The accompanying notes are an integral part of these financial statements.

3

iNewswire.com LLC

Statements of Members’ Equity (Deficit) (Unaudited)

(in whole dollars)

Total Members’ Equity (Deficit)

Balance on December 31, 2020	$1,650,903
Net income	966,333
Members’ contributions	50,000
Members’ distributions	(4,853,000)
Balance on September 30, 2021	$(2,185,764)

Balance on December 31, 2021	$(2,234,873)
Net loss	(118,299)
Members’ contributions	1,088,344
Members’ distributions	(1,354,187)
Balance on September 30, 2022	$(2,619,015)

The accompanying notes are an integral part of these financial statements.

4

iNewswire.com LLC

Statements of Cash Flows (Unaudited)

(in whole dollars)

	For the Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities
Net income (loss)	$(118,299)	$966,333
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gains (losses) on investments	—	(215,680)
Unrealized gains (losses) on investments	37,256	—
Changes in operating assets and liabilities:
Decrease (increase) in other current assets	15,159	33,711
Increase (decrease) in accounts payable	(188,987)	592,601
Increase (decrease) in accrued expenses	60,724	52,129
Increase (decrease) in deferred revenue	724,770	984,509
Net cash provided by operating activities	$530,623	$2,413,603

Cash flows from investing activities
Net proceeds from investments	—	1,030,000
Net cash provided by (used in) investing activities	$—	$1,030,000

Cash flows from financing activities
Net repayments to affiliate loans payable	(20,003)	(116,350)
Distributions to members	(1,354,187)	(4,853,000)
Contributions from members	1,088,344	50,000
Net cash used in financing activities	$(285,846)	$(4,919,350)

Net change in cash	$244,777	$(1,475,747)
Cash – beginning	55,997	1,699,227
Cash – ending	300,774	223,480

The accompanying notes are an integral part of these financial statements.

5

Note 1. Description of Operations

Nature of Operations

iNewswire.com LLC (“Newswire”, the “Company”) is a limited liability company incorporated in Delaware. Newswire is a media technology company that provides software delivered as a service to power press release distribution, media databases, media distribution networks, media monitoring, analytics, newsrooms, and earned media to generate brand awareness, increase online visibility, secure marketing inquiries, and increase sales for customers worldwide. The Company combines science, process, and technology to provide its customers the ability to deliver the right message to the right audience at the right time to maximize their returns on media and marketing communications spend.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting

The Company reports income and expenses on the accrual basis of accounting in conformance with accounting principles generally accepted in the United States of America (“US GAAP”). Revenue is recorded when earned and expenses are recorded when incurred.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allocation of transaction prices in bundled Media Advantage Platform (“MAP”) contracts with customers, valuation of indefinite-lived intangible assets (e.g., domain names), and allocation of operating expenses between cost of revenues, general and administrative, sales and marketing, and product development functional categories. Actual results could differ from those estimates.

Cash Equivalents

For purposes of Newswire’s financial statements, the Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. Credit is granted on an unsecured basis. The allowance for doubtful accounts is estimated based on an assessment of the Company’s ability to collect on customer accounts receivable. There is judgement involved with estimating the allowance for doubtful accounts and if the financial condition of the Company’s customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. Given the current environment of the COVID-19 pandemic, additional attention has been paid to the financial viability of its customers. The Company generally writes off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection.

Due to the nature of the Company’s revenue recognition, as described below, the Company is typically in a position of recognizing deferred revenue on its contracts with customers. Collections of cash for the Company’s contracts generally occurs upfront, thus resulting in the lack of existence of accounts receivable at any point in time. As such, the accompanying balance sheets reflect no value for accounts receivable as of September 30, 2022 and 2021. Similarly, there was no value for the related allowance for doubtful accounts as of September 30, 2022 and 2021.

Investments

Investments in marketable securities are carried at their fair values in the balance sheet. The net realized and unrealized gains (losses) on investments are included as investment income in the statements of operations. Cash held in brokerage accounts is included as part of investments in the balance sheets.

6

Fair Value Measurements

GAAP establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities recorded at fair value in the financial statements are categorized based upon the hierarchy of levels of judgment associated with the inputs used to measure their fair value. Hierarchical levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

•	Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. Generally, this includes debt and equity securities that are traded in an active market. Cash and cash equivalents are quoted at Level 1.

•	Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Generally, this includes debt and equity securities that are not traded in an active market.

•	Level 3 – Unobservable inputs that are supporting by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgement or estimation.

The determination of where an asset or liability falls in the hierarchy requires significant judgement. The Company evaluates its hierarchy disclosures annually. It is possible that an asset or liability may be classified differently from year to year, however the Company expects changes in classifications between levels to be rare. Further, the Company believes the fair value of its financial instruments approximate their carrying amounts as of September 30, 2022 and 2021.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets consist of domain names and are not subject to amortization; instead, they are tested for impairment annually or more frequently if events or circumstances indicate that the carrying value of indefinite-lived intangible assets may be impaired or if a decision is made to sell a business. Management has determined that there were no events or circumstances indicating that indefinite-lived assets were impaired during nine months ended September 30, 2022 and 2021, respectively.

Long-Lived Assets

In accordance with the authoritative guidance for accounting for long-lived assets, assets such as capitalized software are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group. An impairment loss would be measured by comparing the amount by which the carrying value exceeds fair value (estimated discounted future cash flows or appraisals of assets) of the long-lived asset. Management has determined that there were no events or circumstances indicating long-lived assets were impaired during nine months ended September 30, 2022 and 2021, respectively.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets, principally using the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized. The range of estimated useful lives used to calculate depreciation for principal items of fixed assets are as follows:

Asset Categories	Useful Lives
Computer equipment	3 years
Furniture and fixtures	3 to 7 years
Leasehold improvements	Term of lease

As of September 30, 2022 and 2021, fixed assets were considered immaterial and/or fully disposed of/depreciated, and thus are not presented in the accompanying balance sheets.

7

Capitalized Software

Costs incurred to develop the Company’s cloud-based platform products are capitalized when the preliminary project phases are complete, management commits to fund the projects, and it is probable that the projects will be completed and used for their intended purposes. Once the software is substantially complete and ready for its intended use, the software is amortized over its estimated useful life, which is typically four years. Costs related to design or maintenance of the software are expensed as incurred. During nine months ended September 30, 2022 and 2021, all software development costs were expensed as incurred, as the criteria for capitalization above were not met. Previously capitalized costs have been fully amortized prior to the nine months ended September 30, 2022 and 2021.

Revenue Recognition

Substantially all of the Company’s revenue comes from contracts with customers for news distribution and marketing plans. Customers consist of private companies. Newswire accounts for a contract with a customer when there is an enforceable contract between Newswire and the customer, the rights of the parties are identified, the contract has economic substance, and collectability of the contract consideration is probable. The Company’s revenues are measured based on consideration specified in the contract with each customer.

The Company’s contracts include either a subscription to its MAP or agreements to perform services, or any combination thereof, and often contain multiple subscriptions and services. For these bundled contracts, the Company accounts for individual subscriptions and services as separate performance obligations if they are distinct – which occurs when a product or service is separately identifiable from other items in the bundled package, and a customer can benefit from it on its own or with other resources that are readily available to them.

The Company separates revenue from its contracts into three revenue streams: (i) single press release distribution, (ii) value pack press release distribution, and (iii) MAP subscriptions. Performance obligations of single press release distribution contracts include providing press release distributions on a limited ad hoc basis for customers. Performance obligations of value pack press release distribution contracts include providing on-demand distribution of a fixed number of press releases for customers over a period of twelve months. MAP subscription contracts include two performance obligations: (i) a series of distinct services that include, but are not limited to, developing specific media plans and creating content to be distributed, and (ii) access to the MAP platform along with the distribution of press releases, with ongoing support and assessment of performance as a stand-ready obligation. The Company’s MAP contracts are generally for one year, with automatic renewal clauses included within the contracts until they are canceled. The contracts do not contain any rights of returns, guarantees, or warranties. Since contracts are generally for one year, all related revenue is expected to be recognized within one year form the contract start date. As such, the Company has elected the optional exemption that allows the Company not to disclose the transaction price allocated to performance obligations that are unsatisfied or partially satisfied at the end of each reporting period.

For all services delivered on a per-period or per-press release basis, the revenue is recognized at the time of distribution of each release. For MAP contracts, the Company recognized revenue over the contract period as individual performance obligations are satisfied. Transaction prices are allocated to performance obligations in MAP contracts based on standalone pricing for individual components and an estimate of relative value. The Company recognized $7,779,917 and $6,045,774 of revenue at a point in time, and $1,378,172 and $786,529 of revenue over time for the nine months ended September 30, 2022 and 2021, respectively. Standalone selling prices are based on observable prices at which the Company separately sells the subscription or service. If a standalone selling price is not directly observable, the Company uses the residual method to allocate any remaining price to that subscription or service. The Company reviews standalone selling prices at least annually and updates these estimates if necessary.

The Company invoices its customers based on the billing schedules designated in its contracts, typically upfront on either an individual or annual basis, or per transaction prior to the completion of the performance obligation. Deferred revenue for the years presented was primarily related to press releases which have been prepaid, however the releases had not yet been disseminated. The associated deferred revenue is generally recognized as release are disseminated for press release packages. Deferred revenue for the nine months presented also includes amounts received in advance of services rendered under MAP contracts. Deferred revenue as of September 30, 2022 and 2021 was $2,853,752 and $2,295,737, respectively, and is expected to be recognized within one year. Revenue recognized for the nine months ended September 30, 2022 and 2021 that was included in the deferred revenue balance at the beginning of each reporting period was $1,490,287 and $917,860, respectively. Since substantially all of the contracts have terms of one year or less, the Company has elected to use the practical expedient regarding the existence of significant financing.

Costs to obtain contracts with customers consist primarily of sales commissions. All contract costs are expected to be amortized in less than one year. As such, the Company has elected to use the practical expedient allowing the recognition of incremental costs of obtaining a contract as an expense when incurred. The Company has considered historical renewal rates, expectations of future renewals, and economic factors in making these determinations.

Advertising

The Company uses advertising to promote its services among the audiences it serves. The production costs of advertising are expensed as incurred. During the nine months ended September 30, 2022 and 2021, advertising expense was $891,593 and $672,770, respectively. These costs are included as part of sales and marketing expenses in the accompanying statements of operations.

8

Income Taxes

The Company is treated as a partnership for tax purposes. As a partnership, the Company is generally not subject to federal or state income taxes. The members are allocated their shares of taxable income on an annual basis. The members are individually responsible for reporting their shares of the Company’s taxable income on their respective tax returns. For the nine months ended September 30, 2022 and 2021, the Company’s income tax expense included franchise taxes and minimum filing fees imposed by the states and localities in which the Company files. Temporary differences between tax and book treatment of income and expenses are not material to the financial statements. As such, no provision for deferred taxes has been made in the accompanying financial statements.

The Company has adopted the recognition requirements for uncertain income tax positions as required by GAAP, with no cumulative effect adjustment required. Income tax benefits are recognized for income tax positions taken or expected to be taken in a tax return, only when it is determined that the income tax position will more likely than not be sustained upon examination by taxing authorities. The Company has analyzed tax positions taken for filing with the Internal Revenue Service and all state and local jurisdictions where it operates. The Company believes that income tax filing positions will be sustained upon examination and does not anticipate any adjustments that would result in a material adverse effect on the Company’s financial condition, results of operations, or cash flows. The Company is subject to income taxation by both federal and state taxing authorities. Income tax returns for the years ended December 31, 2021, 2020, 2019, and 2018 are open to audit by federal and state taxing authorities. Accordingly, the Company has not recorded any reserves or related accruals for interest and penalties for uncertain income tax positions. The Company has filed in all states in which it believes it is required to.

Sales Tax

Sales tax is collected on applicable sales and recorded under the liability method.

Concentration of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and investments. The Company places its cash and temporary cash investments with a quality credit institution. On occasion, such cash balances may exceed the Federal Depositors Insurance Corporation (“FDIC”) insurance limit of $250,000 per banking institution. The Company places its investments in marketable securities with a quality credit institution as well. On occasion, such investment balances may exceed the Securities Investor Protection Corporation (“SIPC”) insurance limit of $500,000 per financial institution. To reduce its risk associated with the potential failure of such banking and financial institutions, quarterly, the Company evaluates the rating of the financial institutions in which it holds deposits and investments. As of September 30, 2022, cash and investments holdings were fully insured by the FDIC and SIPC, respectively.

Recent Accounting Pronouncements

For the year ending December 31, 2022, the Company will be required to adopt ASC Topic 842, Leases, for all material, long-term operating leases. Under this new accounting pronouncement, the Company would recognize a right-of-use asset and a lease liability calculation based on the present value of the lease payments not yet paid, discounted using an approximate discount rate at the lease commencement date. The right-of-use asset would initially be equal to the lease liability plus any initial direct costs and prepaid lease payments, less any lease incentives received. Under this approach, amortization of right-of-use assets is charged to amortization expense, which is recorded on the straight-line basis over the term of each lease, unless another systemic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property, in which chase that basis would be used. As the Company’s leases are short-term in nature, the Company does not expect a significant impact from the adoption of ASC Topic 842.

Other recently adopted and effective new accounting pronouncements either have no or an immaterial impact on the Company and are thus not specifically disclosed.

9

Note 3. Revenue

The Company considers itself to be in a single reportable segment under the authoritative guidance for segment reporting, specifically a media technology company for various companies. The Company generated revenues from the following revenue streams as a percentage of total revenue for the nine months ended September 30, 2022 and 2021 (in whole dollars):

	Nine Months Ended September 30,
	2022		2021
	Revenue	Percent of Total Revenue	Revenue	Percent of Total Revenue

Revenue streams:
Single press releases	$5,738,614	63%	$4,936,459	72%
Value pack press releases	2,041,303	22%	1,109,315	16%
Media advantage plans	1,378,172	15%	786,529	12%
Total revenue	$9,158,089	100%	$6,832,303	100%

The Company did not have any customers during the nine months ended September 30, 2022 and 2021 that accounted for more than 10% of total revenue.

Note 4. Related Party Transactions

The Company contracts with E4 LLC for senior management and corporate oversight services. E4 LLC’s President and Chief Executive Officer is the father of the President and Chief Executive Officer of the Company’s majority member since inception, and sole member since March 2021. The Company incurred costs related to this relationship with E4 LLC totaling $405,000 for the nine months ended September 30, 2022 and 2021. As of September 30, 2022, the Company owed $20,000 to E4 LLC.

Note 5. Commitments and Contingencies

Litigation

On occasion, the Company may be involved in litigation that arises through the normal course of business. The Company is neither a party to any litigation nor is it aware of any such threatened or pending litigation that might result in a material adverse effect to the Company’s business or finances.

Lease Obligations

The Company took possession of office space in Sarasota, Florida in January 2017. The initial terms of the lease required monthly payments of approximately $4,500 with set escalations through its expiration in December 2018. Since its expiration, the lease has continued on a month-to-month basis.

The Company is a party to other leases in the ordinary course of business operations whose terms have not been disclosed due to immateriality.

Retirement Plan

The Company sponsors a 401(k) plan that covers all employees over the age of 21 who have completed three consecutive months of service and have worked 1,000 hours during the plan year. The Company matches 100% of the first 1% of employees’ contributions and 50% of the next 5% of employees’ contributions. During the nine months ended September 30, 2022 and 2021, the Company incurred plan contribution expenses totaling $70,316 and $38,887 respectively.

Contractors

The Company enters into independent contractor arrangements during the ordinary course of its business operations. Most arrangements are short-term in nature and cancelable given proper written notice from either contracted party.

Bonus Arrangements

The Company enters into performance-related bonus arrangements with certain key employees and independent contractors. The terms of these arrangements generally provide for a profit-sharing bonus of 3-5% calculated based on cash basis profit. The bonuses vest ratably over the course of three-year periods of time. Bonuses earned but not yet paid as of September 30, 2022 and 2021 are included as part of accrued expenses in the accompanying balance sheets.

10